UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53159	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Estimated Unit Value

In February 2009, the Financial Industry Regulatory Authority (“FINRA”) issued a notice to broker-dealers that sell the units of non-traded real estate direct participation programs, such as United Development Funding III, L.P. (the “Partnership”). This notice informed broker-dealers that they may not report in a customer account statement an estimated unit value that is developed from data more than 18 months old, which in effect requires non-traded direct participation programs to provide broker-dealers with an estimated value per unit of limited partnership at least once every 18 months after the completion of their offering stage. The Partnership completed its offering stage in April 2009 and therefore, on October 22, 2010, UMTH Land Development, L.P., the general partner of the Partnership (the “General Partner”), approved an estimated value of the Partnership’s units of limited partnership interest of $20.00 per unit. The Partnership disclosed this valuation in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2010 and in a letter to the Partnership’s limited partners. The Partnership also stated at that time that it expected to update its estimated unit value within 12 to 18 months of October 22, 2010.

Accordingly, to meet FINRA guidelines, on March 6, 2012, the General Partner approved a revised estimated value of the Partnership’s units of limited partnership interest of $20.00 per unit. In making a determination of the estimated value of the Partnership’s units, the General Partner assessed the Partnership’s assets, less liabilities, per unit and the execution of the Partnership’s business model set forth in the prospectus regarding the Partnership’s initial public offering of its units of limited partnership interest. The General Partner also engaged an independent firm specializing in the valuation of businesses, partnerships and intellectual property, which derived a range of estimated values per unit using the various valuation analyses set forth below. The estimated value per unit determined by the General Partner is within the range of values derived by the independent firm. The Partnership is providing this estimated value per unit (i) to assist broker-dealers that participated in the Partnership’s initial public offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340, as required by FINRA, and (ii) to assist fiduciaries of retirement plans subject to the annual reporting requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in the preparation of their reports.

FINRA rules do not provide for the methodology an issuer must use to determine its estimated value per unit. As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated unit value, and these differences could be significant. The estimated value per unit does not represent the fair value according to generally accepted accounting principles (“GAAP”) of the Partnership’s assets less its liabilities, nor does it represent a liquidation value of the Partnership’s assets and liabilities or the amount at which the Partnership’s units of limited partnership interest would trade on a national securities exchange.

Methodology

The Partnership’s goal in calculating an estimated value per unit is to arrive at a value that is reasonable and supportable using what the General Partner deems to be the most appropriate valuation methodologies. The following is a summary of the valuation methodologies used by the General Partner to value the Partnership’s limited partnership units.

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Asset Valuation by General Partner

Investments in Real Estate Mortgage Loans: The Partnership and the General Partner estimated the value of the Partnership’s investments in real estate mortgage loans for purposes of calculating an estimated value per unit by using a combined cash flow and market value analysis. The General Partner calculated the value of the Partnership’s investments in real estate mortgage loans using cash flow estimates from the disposition of finished lots, paper lots (residential lots shown on a plat that has been accepted by the city or county, but which is currently undeveloped or under development) and undeveloped land as well as cash flow received from the issuance of bonds from municipal reimbursement districts. These estimates are based on current market metrics, historic levels and trends, executed contracts and appraisals. The General Partner has based its values of current and historic market trends on its analysis of market events and conditions, including activity within the Partnership’s portfolio, as well as those of third-party services such as Metrostudy and Residential Strategies, Inc. Cash flow forecasts also have been based on executed purchase contracts which provide base prices, escalation rates, and absorption rates on an individual project basis. For projects deemed to have an extended time horizon for disposition, the General Partner considered third-party appraisals to provide a valuation in accordance with guidelines set forth in the Uniform Standards of Professional Appraisal Practice. In addition to cash flows from the disposition of property, cost analysis has been performed based on estimates of development and senior financing expenditures provided by developers and independent professionals on a project-by-project basis. These amounts have been reconciled with the best estimates of the General Partner to establish the net realizable value of the portfolio.

Other Assets and Liabilities: The carrying values of a majority of the Partnership’s other assets and liabilities are considered to equal fair value due to their short maturities. Certain balances, including interest receivable on real estate-related mortgages, have been eliminated for the purpose of the valuation due to the fact that the value of those accounts were already considered in the valuation of the respective investments.

When the General Partner divided its estimated value of the Partnership’s investments in real estate mortgage loans and the Partnership’s other assets, less the Partnership’s liabilities, by the number of outstanding limited partnership units, the estimated unit value was determined to be $18.41.

Independent Valuation of Estimated Fair Market Value

In an effort to fully execute its responsibilities, the General Partner engaged an independent third party to determine an estimated unit value of limited partnership units on a non-marketable, minority interest basis. The process was performed solely to enable the General Partner to ascertain a more complete and accurate measure of the Partnership’s unit value. To establish an estimate of fair market value, the third party implemented five valuation analyses, contained in three categories:  Income Approach, Market Approach and Asset Approach.

Income Approach: The income approach measures the present value of expected future cash flows generated by the business. Forecast cash flows are capitalized or discounted (as appropriate) to present value using an appropriate capitalization or discount rate. Business valuations require net cash flow forecasts that address all of the variables that influence revenues, expenses and capital investment. The income approach is generally suitable for valuing businesses because it analyzes, specifically and in detail, the financial and operating factors that bear on the firm’s value. When the Partnership value under the income approach was divided by the number of outstanding limited partnership units, the estimated unit value was determined to be $23.29.

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Market Approach: The market approach entails examining recent sales of comparable companies or securities in order to determine value. Adjustments are sometimes necessary to account for differences between the subject and the comparables, as well as for differences in the timing and circumstances of the comparable sales. The market approach is most applicable to assets or businesses that are somewhat homogeneous and for which an active market exists. The key strength of the market approach is that it typically provides objective indications of value while usually requiring relatively few assumptions. The market approach value was derived using three methods. The first method was labeled precedent transactions and comprised in equal parts price-to-book value and price-to-net-income value. These multiples were ascertained from comparable transactions as deemed by the independent third party. Additionally, two yield-based market approach methods were employed based on a weighted average cost of capital for guideline public companies and non-traded real estate investment trusts. For each of the sample groups, the independent third party obtained an implied book value premium by comparing the respective group yields to the Partnership’s implied distribution yield. These premiums were then applied to the Partnership’s book value per unit to obtain estimated unit values. The independent third party determined the estimated unit value of the Partnership using the market approach to be between $22.09 and $27.61 per unit.

Asset Approach: The asset approach begins with asset values as an indicator of value. This reflects the assumption that a prudent investor would pay a fair price for the assets owned by the business, less the liabilities and obligations owed by the business. The methodology used to determine the value of each underlying asset depends on the nature of the asset and the available information relative to it. In the case of the Partnership, the independent third party forecast the monthly cash flows associated with the interest and principal payments the Partnership expects to receive from its outstanding mortgage notes. The independent third party’s analysis is based on the assumption that the Partnership will receive the stated interest rate for each note and that each note would be paid in full on its maturity date; any changes in these assumptions could affect the estimated unit value under the asset approach. The present value of the Partnership’s monthly cash flows is then discounted at the Partnership’s cost of equity to determine the market value of the portfolio. This analysis resulted in an estimated unit value of $19.07.

After completing the five valuation analyses contained in the foregoing three categories, the independent third party then proceeded to apply a lack of marketability discount to the estimated unit values derived from the income approach as well as the precedent transaction and guideline public company weighted average cost of capital portion of the market approach. The discount for lack of marketability reflects the premise that an interest in a business that is readily marketable is worth more than an ownership interest that is not readily marketable. In most cases, owners of interests in closely held companies lack the ability to sell their shares to meet immediate cash needs. Many valuation analyses produce value indications representing freely tradable shares. Examples include market-approach indications based on the values of publicly traded shares of similar companies or income-approach indications that utilize a discount rate derived through analysis of publicly traded shares.

General Partner’s Determination of Estimated Unit Value

In determining the Partnership’s estimated unit value, the General Partner considered the independent firm’s range of estimated values per unit of between $19.07 pursuant to an asset approach methodology and $27.61 pursuant to one of the valuation analyses used in the market approach methodology, as well as the lack of marketability discount discussed above. The General Partner also considered its own determination of the Partnership’s assets, less liabilities, of $18.41 per unit, as well as the General Partner’s estimates and projections regarding the execution of the Partnership’s business model set forth in the prospectus regarding the Partnership’s initial public offering of its limited partnership units and the General Partner’s expectation that a public trading market for the Partnership’s units is not likely to develop. The General Partner then determined the estimated value per unit of the Partnership’s limited partnership interests to be $20.00 per unit, which is within the range of values provided by the independent firm.

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Limitations of Estimated Unit Value

As mentioned above, the Partnership is providing this estimated value per unit to assist broker-dealers that participated in selling the Partnership’s limited partnership units in meeting their customer account statement reporting obligations and to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports. The estimated unit value set forth above is expected to appear in the next customer account statements. In addition, as of March 6, 2012, the Partnership will report this estimated value per unit to fiduciaries of retirement plans preparing annual valuation statements.

As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per unit. Accordingly, with respect to the estimated value per unit, the Partnership can give no assurance that:

•	a limited partner would be able to resell his or her units at this estimated value;

•	a limited partner would ultimately realize distributions per unit equal to the Partnership’s estimated value per unit upon liquidation of the Partnership’s assets and settlement of its liabilities or a sale of the Partnership;

•	the Partnership’s limited partnership units would trade at the estimated value per unit on a national securities exchange;

•	an independent third-party appraiser or other third-party valuation firm would agree with the Partnership’s estimated value per unit; or

•	the methodology used to estimate the Partnership’s value per unit would be acceptable to FINRA or for compliance with ERISA reporting requirements.

The value of the Partnership’s units will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. The Partnership will update the estimated unit value from time to time, and the General Partner may engage an independent valuation firm to assist in this valuation. The Partnership currently expects to update its estimated unit value within 12 to 18 months of March 6, 2012.

Letter to Limited Partners

On March 6, 2012, we issued a letter to our limited partners regarding our estimated unit value. A copy of the letter to our limited partners, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1. The letter to our limited partners attached as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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Forward-Looking Statements

The Partnership’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are the intent, belief or current expectations of the Partnership’s management based on their knowledge and understanding as of the date of this report. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “continues,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guaranties of the Partnership’s future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. The Partnership cautions you not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this Current Report on Form 8-K. The Partnership undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or new information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index attached hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding III, L.P.

	By:	UMTH Land Development, L.P.
Its General Partner

		By:	UMT Services, Inc.
Its General Partner

Dated: March 6, 2012			By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
President and Chief Executive Officer

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EXHIBIT INDEX

99.1	United Development Funding III, L.P. letter to limited partners dated March 6, 2012.